Exhibit 10.4

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ROYALTY AGREEMENT

THIS ROYALTY AGREEMENT (the “Agreement”) is made as of October 16, 2020 (the “Effective Date”) by and among FreightCar America, Inc., a Delaware corporation with offices at 125 S. Wacker Drive, Suite 1500, Chicago, Illinois 60606 (“FCA”), Fabricaciones y Servicios de México, S.A. de C.V., an entity formed under the laws of Mexico, with offices at Carretera 57 Km 178, Castaños Coahuila, 25780, Mexico (“Fasemex MX”), Agben de Mexico, S.A. de C.V., an entity organized under the laws of Mexico, with offices at Carretera 57 Km 178, Castaños Coahuila, 25780, Mexico (“Agben”), Industrial Mexicana Fasemex, S.A. de C.V., an entity formed under the laws of Mexico, with offices at Carretera 57 Km 178, Castaños Coahuila, 25780, Mexico (“IM Fasemex”), Proveedora Industrial para el Manejo de Materiales, S.A. de C.V., an entity formed under the laws of Mexico, with offices at Carretera 57 Km 178, Castaños Coahuila, 25780, Mexico (“Proveedora”), and Fasemex, Inc., a Texas corporation with offices at Carretera 57 Km 178, Castaños Coahuila, 25780, Mexico (“Fasemex US”). Fasemex MX, Agben, and Fasemex US are collectively referred to herein as the “Strategic Partners,” and FCA and the Strategic Partners are collectively referred to herein as the “Parties.”

RECITALS

A.       The Strategic Partners have entered into that certain Equity Purchase Agreement dated as of October 16, 2020 with FreightCar North America, LLC (f/k/a FCAI Holdings, LLC), a Delaware limited liability company (“FCNA”), a wholly-owned subsidiary of FCA (the “EPA”).

B.       Pursuant to the EPA, FCNA, will purchase all of the Strategic Partners’ interests in the JV Companies (as such term is defined in the EPA), such that the JV Companies will be indirect wholly owned subsidiaries of FCA following such purchase.

C.       As part of consideration for the transactions contemplated under the EPA, FCA shall pay certain royalties, directly or indirectly, to the Strategic Partners, as contemplated herein.

AGREEMENT

Now, therefore, in consideration of the mutual promises and covenants herein contained, the Parties hereto agrees as follows:

1.	ROYALTY.

(a)               During each applicable Production Line Period (as defined below), FCA will pay to IM Fasemex, Agben and Proveedora (the “Royalty Payees”) (i) 1.2% of FCA’s Railcar Sales Net Revenue (as defined below) and (ii) 1.5% of FCA’s Tank Car Sales Net Revenue (as defined below; the payment specified in this clause (ii) and clause (i) of this sentence, collectively, the “Royalty”) on and subject to the terms and conditions of this Agreement. The Royalty shall be paid to the account specified on Exhibit I attached hereto (the “Account”) for further remittance to the Royalty Payees in the proportions also specified on Exhibit I. FCA’s obligations with respect to any such payment shall be complete when paid to the Account.

(b)               During each applicable Production Line Period (as defined below), a Royalty obligation shall accrue, with respect to each Railcar or Tank Car (as such terms are defined below), upon the sale of (i) such new railcar or converted, modified, refurbished or repaired railcar, other than tank cars, to third parties or to FCA for its own leasing fleet (the “Railcars”), or (ii) such new tank car or converted, modified, refurbished or repaired tank car, to third parties or to FCA for its own leasing fleet (the “Tank Cars”) (the Railcars and the Tank Cars, collectively, the “Products”). A Product shall be considered “sold” when such Product is shipped and FCA is paid in full for such Product when sold to third parties or when shipped to FCA when it will use them for its own leasing fleet and “repaired” shall mean programmed repair work, excluding under warranty repair works and normal course field repairs.

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(c)               With respect to (i) the first and second production lines that have been constructed to produce railcars or tank cars at the Castaños facility in Castaños, Mexico (the “Castaños Facility”), a Royalty shall only accrue for a period of seventeen (17) years, commencing retroactively on September 1st, 2020; (ii) the third and fourth production lines, if and when constructed by FCA to produce railcars or tank cars at the Castaños Facility, a Royalty shall only accrue for a period of seventeen (17) years, commencing on the first day of the month during which production commences on the third or fourth lines, whichever is earlier; and (iii) any other production lines constructed by FCA at the Castaños Facility or elsewhere within Mexico, a Royalty shall only accrue for a period of years, commencing on the first day of the month during which production commences on such additional line(s) and ending on the same date that the Royalty obligation for the first and second production lines ended ((i), (ii) and (iii) together, the “Production Line Periods”). It is the understanding of the parties that the third and fourth production lines, if and when constructed by FCA, shall be built at the Castaños Facility if all reasonable conditions necessary to construct and operate these lines are met with the reasonable cooperation of the Parties.

(d)               The Royalty shall be calculated in accordance with Sections 1(a) and 1(b) on a calendar quarter basis (the “Royalty Period”) by FCA and shall be payable by FCA no later than thirty (30) calendar days after the end of the preceding full quarterly period. For purposes of clarity, the Royalty calculated for any given Royalty Period will include any deemed sales (pursuant to Section 1(b)), during such Royalty Period.

(e)               For each Royalty Period, within fifteen (15) business days of the end of such period, FCA shall provide the Royalty Payees with a written royalty statement. Such royalty statement shall be certified as accurate by a duly authorized officer of FCA reciting (i) the number and types of Railcars or Tank Cars sold (or deemed sold pursuant to Section 1(b)) during the applicable Royalty Period, (ii) the applicable end customers gross invoice, and (iii) the costs of freight, insurance and/or custom duties and fees excluded from Railcar Sales Net Revenue or Tank Car Sales Net Revenue for each shipment.

(f)                “Railcar Sales Net Revenue” shall mean the gross selling price or other consideration received by FCA from the sale of newly manufactured or converted, modified, refurbished or repaired railcars, other than tank cars, sold to third parties or to FCA for its own leasing fleet. Railcar Sales Net Revenue shall not include out-of-pocket costs of freight, insurance and/or custom duties and fees.

(g)               “Tank Car Sales Net Revenue” shall mean the gross selling price or other consideration received by FCA from the sale of newly manufactured or converted, modified, refurbished or repaired tank cars sold to third parties or to FCA for its own leasing fleet. Tank Car Sales Net Revenue shall not include out-of-pocket costs of freight, insurance and/or custom duties and fees.

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(h)               All payments due to the Royalty Payees shall be made in United States currency by wire transfer to the Account, unless otherwise specified by them to FCA.

2.	TERM

(a)               The term of this Agreement (the “Term”) shall commence on the Effective Date and end upon the termination of the last applicable Production Line Period, unless terminated earlier pursuant to this Agreement.

(b)               FCA shall have the right to immediately terminate this Agreement upon written notice to the Strategic Partners and the Royalty Payees in the event that:

i.                        any of the Strategic Partners or the Royalty Payees commits a material breach of any of its obligations under this Agreement, and such breach is not cured within ninety (90) days after written notice to such Party of such breach; or

ii.                        Fasemex MX commits a material breach of any of its obligations under that certain Lease Agreement, dated as of even date herewith, by and between Fasemex MX as Lessor and FCA-Fasemex, S. de R.L. de C.V. as Lessee, and such breach is not cured within ninety (90) days after written notice to Fasemex MX of such breach; provided, however, that this Agreement shall not terminate in the event that such Lease Agreement is terminated by mutual agreement of the parties thereto, for any reason whatsoever, prior to its expiration date.

3.	REPRESENTATIONS AND WARRANTIES

(a)               FCA represents and warrants that (i) it is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, (ii) has full power and authority to enter into this Agreement and perform its obligations hereunder, and (iii) understands that entering into this Agreement is a condition precedent and one of the fundamental motives for the Strategic Partners to enter into the Associated Agreements.

(b)               Each Strategic Partner and Royalty Payee represents and warrants that such Strategic Partner and Royalty Payee: (i) is an entity duly incorporated or organized, as applicable, validly existing, and in good standing under the laws of the State of Texas or under the laws of Mexico, as applicable, and (ii) has full power and authority to enter into this Agreement and perform its obligations hereunder.

4.	RECORD INSPECTION AND AUDIT

(a)               The Royalty Payees shall have the right, upon reasonable notice, to inspect FCA’s books, records, accounts, and all other documents and material in FCA’s possession or control with respect to the subject matter of this Agreement, subject to appropriate confidentiality restrictions, including all information leading to, derived from or related to the Royalties, the Railcar Sales Net Revenue and the Tank Cars Sales Net Revenue. FCA shall maintain proper books, records and accounts with entries that are full, true and correct in all material respects and in conformity with GAAP consistently applied regarding the Royalties, the Railcar Sales Net Revenue and the Tank Cars Sales Net Revenue. FCA will permit any representatives or advisors of the Royalty Payees, upon reasonable prior notice, to inspect, examine and make extracts from its books, records, accounts, and all other documents and material in FCA’s possession or control with respect to the subject matter of this Agreement, and to discuss its calculations, entries and records with its officers and independent accountants, all at such reasonable times and as often as reasonably requested, in each case at the Royalty Payees’ expense; provided that, the Royalty Payees shall not exercise such rights more often than two (2) times during any calendar year absent the existence of an event of default by FCA, in which case the inspection and works related thereto can take place at any reasonable time and shall be at FCA’s expense.

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(b)               All books and records relative to FCA’s obligations hereunder shall be maintained and made accessible to the Royalty Payees for inspection at a location in the United States for at least two (2) years after termination or expiration of this Agreement.

5.	CONFIDENTIALITY

(a)               All disclosures of trade secrets, know-how, financial information, or other information of a type that is known to be, or that a reasonable person would recognize it to be, confidential made by FCA or any of its affiliates (as applicable, the “Discloser”) under or in connection with this Agreement, as well as the terms of this Agreement (collectively, the “Confidential Information”), shall be received and maintained in confidence by the recipient (the “Recipient”) and each Recipient shall treat all such Confidential Information as the confidential property of the Discloser and keep it confidential and secure and protect it from unauthorized use or disclosure by using at least the same degree of care as Recipient employs to avoid unauthorized use or disclosure of its own Confidential Information of similar nature, but in no event less than reasonable care.  Notwithstanding the foregoing, a Recipient shall be permitted to disclose any Confidential Information if required by applicable law, provided the Recipient provides the Discloser reasonable prior opportunity to comment upon such disclosure to the extent permitted by law and agree to cooperate to take reasonable steps to minimize the extent of any such required disclosure.

(b)               The term “Confidential Information” does not include information that (i) was in the public domain prior to the time it was furnished to Recipient or is at the time of the alleged breach (through no willful or improper action or inaction by such Recipient) generally available to the public, (ii) was or becomes available to a Recipient on a non-confidential basis from a source other than FCA or its affiliates, provided such other source is not be known by the Recipient to be bound by a confidentiality obligation, (iii) is lawfully known to a Recipient prior to disclosure of the Confidential Information by FCA or its affiliates, or (iv) is independently developed by a Recipient without any use of any Confidential Information.

(c)               Each Recipient’s obligations with respect to the Confidential Information shall continue for a term of three (3) years following the termination of this Agreement.

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6.	COMPLIANCE WITH LAWS

Notwithstanding anything to the contrary, the obligations of the Parties hereto shall be subject to all laws, present and future (including export control laws and regulations) of any government having jurisdiction over the Parties hereto, and to orders, regulations, directions, or requests of any such government. Each Party shall undertake to comply with and be solely responsible for complying with such laws applicable to such Party.

7.	TAXES

Each Party shall otherwise remain responsible for all taxes applicable to such Party and its operations in connection with this Agreement.

8.	NOTICE AND PAYMENT

Any notice or communication required or permitted to be given be any provisions of this Agreement, including any consents, shall be in writing and shall be deemed to have been given and received by the person to whom directed, if properly addressed: (1) when delivered personally to such person or to an officer of the person to which directed, (2) upon confirmation of receipt of transmission by email, or (3) two days after being deposited with an internationally recognized overnight courier, delivery charges prepaid for delivery the following day. The addresses for notice are as follows:

If to Licensor:	FreightCar America, Inc. 125 S. Wacker Drive, Suite 1500 Chicago, IL 60606 Attn: Christopher Eppel Email: CEppel@freightcar.net
with a copy to (which shall not constitute notice):	Kelley Drye & Warren LLP 333 W. Wacker Dr., 26th Floor Chicago, IL 60606 Attn: Andrew Pillsbury APillsbury@kelleydrye.com
If to Strategic Partners and Royalty Payees:	Fabricaciones y Servicios de Mexico SA de CV. Carretera 57 Km 178 Castaños Coahuila, 25780 Mexico Email: jgil@fasemex.com.mx
with a copy to (which shall not constitute notice):	Romero, Ramos, Quintanilla y Bortoni S.C. Lazaro Cardenas 435 Despacho 410 Colonia Loma Larga, 66266 San Pedro Garza Garcia, Nuevo Leon, Mexico. Attn: Francisco Romero Email: fromero@rrqb.mx
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Any Party may change its address, email or individual for receiving notice for the purpose of this Section by notice to the other given in the manner set forth above.

9.	GOVERNING LAW

This Agreement shall be governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the internal laws of the State of Illinois applicable to contracts made in that state, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Illinois.

10.	CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.

(a)               EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL PROCEEDINGS (IN CONTRACT, IN TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY, ANY RELATIONSHIPS BETWEEN THE PARTIES HEREUNDER AND ANY DISPUTES WITH RESPECT TO ANY OF THE FOREGOING SHALL BE COMMENCED AND PROSECUTED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS LOCATED IN THE CITY OF CHICAGO, COUNTY OF COOK, AND ANY APPELLATE COURT THEREFROM OR THE UNITED STATES FOR THE NORTHERN DISTRICT OF ILLINOIS AND ANY APPELLATE COURT THEREFROM (COLLECTIVELY, THE “Illinois Courts”). EACH PARTY HERE-BY IRREVOCABLY AND UNCONDITIONALLY CONSENTS AND SUBMITS, FOR IT-SELF AND ITS ASSETS, TO THE EXCLUSIVE JURISDICTION OF ANY OF THE ILLINOIS COURTS IN RESPECT OF ANY SUCH PROCEEDING. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 8. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(b)               EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY, ANY RELATIONSHIPS BETWEEN THE PARTIES HEREUNDER AND ANY DISPUTES WITH RESPECT TO ANY OF THE FOREGOING IN ANY OF THE ILLINOIS COURTS. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH PROCEEDING IN ANY OF THE ILLINOIS COURTS. EACH OF THE PARTIES AGREES THAT A FINAL JUDGMENT IN ANY SUCH PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(c)               EACH PARTY AGREES THAT ANY PROCEEDING (IN CONTRACT, IN TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY, ANY RELATIONSHIPS BETWEEN THE PARTIES HEREUNDER AND ANY DISPUTES WITH RESPECT TO ANY OF THE FOREGOING WILL INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUCH PROCEEDING.

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(d)               EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY PROCEEDING ARISING UNDER OR RELATING TO THIS AGREEMENT, SEEK TO ENFORCE THE FOREGOING WAIVERS, (ii) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (iii) SUCH PARTY MAKES SUCH WAIVERS VOLUNTARILY, AND (iv) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATION IN THIS SECTION 10(d).

(e)               EACH OF THE PARTIES HERETO WAIVES THE RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LAWSUIT, ACTION OR PROCEEDING SEEKING ENFORCEMENT OF SUCH PARTY’S RIGHTS UNDER THIS AGREEMENT.

11.	SURVIVAL

If this Agreement terminates or expires, the provisions of this Agreement which by their nature extend beyond the expiration or termination of this Agreement shall survive, including Sections 1, 4, 5, and 7 through 21.

12.	FURTHER ASSURANCES

In connection with this Agreement and the transactions contemplated hereby, each Party shall execute and deliver such further documents, and perform such further acts, as may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions contemplated hereunder, as reasonably requested by another Party.

13.	ENTIRE AGREEMENT

This Agreement, together with the EPA, contain all agreements among the Parties relating to its subject matter and supersedes and cancels any and all previous contracts or agreements among the Parties with respect thereto. Any other understanding about this Agreement, including additional terms or provisions contained in invoices, shipping papers, or other documents, will be of no force or effect. Any amendment to this Agreement must be in writing and will not be effective until it is executed and approved by an authorized representative of each Party.

14.	SEVERABILITY

If any provision of this Agreement is determined by any legislature, court, or administrative agency to be invalid or unenforceable, every other provision will remain in full force and effect, unless the purposes of this Agreement cannot be achieved. The Parties will use commercially reasonable efforts to substitute a valid, legal, and enforceable provision, which insofar as practical implements the purposes of any provision held invalid, illegal, or unenforceable.

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15.	WAIVERS

No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving. No waiver by any Party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

16.	ASSIGNMENT

This Agreement is deemed to be of a personal nature and neither party may assign, convey, or transfer this Agreement or any right or interest in this Agreement, or delegate or subcontract performance of any obligations hereunder, in whole or in part, to any third party, without the prior written consent of FCA. Any attempt to do so shall be void ab initio.

17.	NO THIRD-PARTY BENEFICIARIES

This Agreement is solely for the benefit of the Parties and their respective permitted successors and assigns. There are no other third-party beneficiaries to this Agreement.

18.	RELATIONSHIP OF THE PARTIES

The relationship between and among the Parties is solely that of independent contractors. Nothing in this Agreement creates a partnership, joint venture, or principal-agent relationship. The Strategic Partners and the Royalty Payees shall not have any authority to create or assume in FCA’s name or on its behalf any obligation, expressed or implied, or to act or purport to act as FCA’s agent or legally empowered representative for any purpose whatsoever. No Party shall be liable to any third party in any way for any engagement, obligation, commitment, contract, representation, transaction, or act or omission to act of another other Party, except as expressly provided herein.

19.	TERMINOLOGY AND CONSTRUCTION

All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; and the singular shall include the plural and vice versa. Titles of Articles, Sections, Exhibits, and Schedules are for convenience only, and neither limit nor amplify the provisions of this Agreement. Except as specifically provided, references to Articles, Sections, Exhibits, and Schedules in this Agreement refer to Articles, Sections, Exhibits, and Schedules to, this Agreement. The use herein of the word “including,” when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation,” or “but not limited to,” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter. The word “or” shall mean “and/or” unless the context requires otherwise. The words “day,” “month,” and “year” mean, respectively, calendar day, calendar month and calendar year. The Parties agree that the terms and conditions of this Agreement are the result of negotiations between them and that this Agreement shall be construed in favor of or against either Party by reason of the extent to which such Party of its professional advisors participated in the preparation of such agreements.

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20.	LIMITATIONS OF LIABILITY

Neither Party to this Agreement shall be entitled to recover from the other any special, incidental, consequential or punitive damages.

21.	COUNTERPARTS

This Agreement may be executed in two or more counterparts, each of which shall constitute an original and all of which together shall constitute a single instrument.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date.

FCA:
FREIGHTCAR AMERICA, INC. By: /s/ James R. Meyer Name: James R. Meyer Title: President and Chief Executive Officer

STRATEGIC PARTNERS AND ROYALTY PAYEES:
FABRICACIONES Y SERVICIOS DE MÉXICO, S.A. DE C.V. By: /s/ Alejandro Gil Name: Alejandro Gil Title: Legal representative
AGBEN DE MEXICO, S.A. DE C.V. By: /s/ Jesus S. Gil Name: Jesus S. Gil Title: Owner

INDUSTRIAL MEXICANA FASEMEX, S.A. DE C.V.

By: /s/ Alejandro Gil

Name: Alejandro Gil

Title: Legal Representative

PROVEEDORA INDUSTRIAL PARA EL MANEJO DE MATERIALES, S.A. DE C.V.

By: /s/ Salvador Gil Benavides

Name: Salvador Gil Benavides

Title: Legal Representative

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FASEMEX, INC. By: /s/ Jesus S. Gil Name: Jesus S. Gil Title: President